As filed with the U.S. Securities and Exchange Commission on July 1, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CenterState Banks, Inc. CenterState Banks Statutory Trust II CenterState Banks Statutory Trust III	Florida Delaware Delaware	59-3606741 27-6106371 27-6106386
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

42745 U.S. Highway 27

Davenport, Florida 33837

(863) 419-7750

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Ernest S. Pinner

Chairman, President and Chief Executive Officer

CenterState Banks, Inc.

42745 U.S. Highway 27

Davenport, Florida 33837

(863) 419-7750

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Ralph F. MacDonald III, Esq. Jones Day 1420 Peachtree Street, N.E., Suite 800 Atlanta, Georgia 30309 (404) 581-3939	Jack Greeley Smith Mackinnon, PA Suite 800, Citrus Center 255 South Orange Avenue P.O. Box 2254 Orlando, Florida 32801 (407) 843-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Offering Price(1)(2)	Amount of Registration Fee
Subordinated Debt Securities	(1)(2)
Junior Subordinated Debt Securities	(1)(2)
Preferred Stock	(1)(2)
Depositary Shares	(1)(2)
Common Stock	(1)(2)
Purchase Contracts	(1)(2)
Units	(1)(2)
Warrants	(1)(2)
Rights	(1)(2)
Guarantees of Trust Capital Securities of CenterState Banks Statutory Trust II and CenterState Banks Statutory Trust III	(1)(2)
Trust Capital Securities of CenterState Banks Statutory Trust II and CenterState Banks Statutory Trust III	(1)(2)
Total	$150,000,000(3)	$8,370(3)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered from time to time to be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	This Registration Statement also serves to register such indeterminate amount of securities that are to be offered and sold in connection with market-making activities of affiliates of the registrant.

(3)	Estimated for the sole purpose of computing the registration fee in accordance with Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, distributions and dividends, if any. Subject to Rule 462(b) under the Securities Act of 1933, the aggregate public offering price of all securities registered hereby will not exceed $150,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at an original issue discount.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2009

PROSPECTUS

$150,000,000

CenterState Banks, Inc.

Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Units

Warrants

Rights

Guarantees

CenterState Banks Statutory Trust II

CenterState Banks Statutory Trust III

Trust Capital Securities

Fully and unconditionally guaranteed by CenterState Banks, Inc. as described in the applicable prospectus supplement

We and/or the Trusts may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $150,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

CenterState Banks, Inc.’s common stock is currently listed for trading on the Nasdaq Global Select Market under the symbol “CSFL.”

There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission for a better understanding of the risks and uncertainties that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are unsecured and are not deposits and are not insured by the FDIC or any other governmental agency.

This prospectus is dated                     , 2009.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares representing interests in preferred stock, common stock, purchase contracts, units and warrants, and rights in one or more offerings. In addition, we may offer to our existing shareholders subscription rights, which may or may not be transferable, to purchase additional shares of our common stock. The Trusts may sell trust capital securities representing undivided beneficial interests in the Trusts, which may be guaranteed by us, to the public. We and the Trusts may use the shelf registration statement to sell, in one or more offerings, up to $150,000,000 of any securities registered, in any combination of securities and offering amount. This prospectus only provides you with a general description of the securities we and the Trusts may offer. Each time we or the Trusts sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us or the Trusts. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below. We have not authorized anyone to provide you with different information. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference herein or therein is accurate only as of the date given in the document incorporated by reference.

We and the Trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the Trusts directly or through dealers or agents designated from time to time. If we or the Trusts, directly or through agents, solicit offers to purchase the securities, we and the Trusts reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us and the Trusts. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

References to our website have been provided for reference only, and the information on our website does not constitute part of this prospectus or any prospectus supplement.

As used in this prospectus, the references to (1) “we,” “us,” “our,” “CenterState” and the “Company” mean CenterState Banks, Inc. and its subsidiaries on a consolidated basis (unless the context indicates another meaning); (2) the term the “Banks” means our four subsidiary banks: CenterState Bank Central Florida, National Association; CenterState Bank, National Association; CenterState Bank of Florida, National Association; and Valrico State Bank (unless the context indicates another meaning); and (3) the “Trusts” mean CenterState Banks Statutory Trust II and CenterState Banks Statutory Trust III.

i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at
1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings in each case (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we or any underwriters sell all of the securities:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Our Current Reports on Form 8-K filed with the SEC on January 14, 2009, February 2, 2009, May 7, 2009, and June 17, 2009; and

•	The description of our capital stock as set forth in our Registration Statement on Form 8-A filed with the SEC on November 27, 2000.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

CenterState Banks, Inc.

Attn: Ernest S. Pinner

Chairman of the Board

President and Chief Executive Officer

42745 U.S. Highway 27

Davenport, Florida 33837

Telephone: (863) 419-7750

The Trusts have no separate financial statements. The Trust’s financial statements would not be material to holders of the trust capital securities because the Trusts have no independent operations.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in United States dollars.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

ii

SPECIAL CAUTIONARY NOTICE

REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made herein, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	the effects of future economic, business and market conditions, domestic and foreign;

•	governmental monetary and fiscal policies;

•

legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, and changes in the scope and cost of FDIC insurance and other coverages;

•	changes in accounting policies, rules and practices;

•

the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;

•	credit risks of borrowers;

•	changes in the availability and cost of credit and capital in the financial markets;

•	changes in the prices, values and sales volumes of residential and commercial real estate;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates;

•

the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;

•	changes in technology or products that may be more difficult, costly, or less effective than anticipated;

•	the effects of war or other conflicts, acts of terrorism or other catastrophic events that may affect general economic conditions; and

•	other factors and risks described under “Risk Factors” incorporated herein and in any of our subsequent reports that we make with the SEC under the Exchange Act.

All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified in their entirety by this cautionary notice. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date of this prospectus, or after the respective dates on which such statements otherwise are made.

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PROSPECTUS SUMMARY

Under this shelf registration statement to which this prospectus is a part, we and the Trusts may sell up to $150,000,000 of securities, consisting of one or any combination or combinations of securities described in this prospectus, in one or more offerings. This prospectus generally describes the securities and the Trusts’ trust capital securities that may be offered.

We may offer any of the following securities or any combination of these securities from time to time:

•	subordinated debt securities;

•	junior subordinated debt securities;

•	preferred stock;

•	depositary shares;

•	common stock;

•	purchase contracts;

•	units;

•	warrants;

•	rights; and

•	guarantees.

From time to time, each Trust may:

•	offer trust capital securities representing undivided preferred beneficial interests in the Trust to the public;

•	offer common securities representing undivided common beneficial interests in the Trust to us; and

•	use the proceeds from the issuance of these securities to buy an equal principal amount of our junior subordinated debt securities.

This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Subordinated Debt Securities

We may offer different types of debt securities. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities, the initial public offering price, designation, priority, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (including whether fixed, floating or otherwise), time of payment of any interest, any terms for mandatory or optional redemption and other terms. We will issue subordinated debt, including subordinated and junior subordinated securities, under separate indentures to be entered into by and between us and Wilmington Trust Company, as trustee. Debt securities may be convertible into shares of our common or preferred stock, as described in any applicable prospectus supplement.

Preferred Stock and Depositary Shares

We may offer preferred stock in one or more series. The applicable prospectus supplement will describe for each offering of preferred stock the specific designation of the series offered; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the redemption, liquidation and voting rights, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share of preferred stock. We will issue the depositary shares under one or more deposit agreements to be entered into between us and one or more depositaries.

Common Stock

We may also offer shares of our common stock and the applicable prospectus supplement will describe the terms of any such offer.

Purchase Contracts

We also may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock or preferred stock under the stock purchase contracts, may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to, or simultaneously with, the maturity of the equity contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the stock purchase contracts.

Units

We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the applicable prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Warrants

We may offer warrants to purchase our subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities, either independently or together with any other securities. For any particular warrants we offer, the applicable prospectus supplement will describe:

•	the underlying securities;

•	the expiration date;

•	the exercise price or the manner of determining the exercise price;

•	the amount and kind, or the manner of determining the amount and kind, of securities to be delivered upon exercise;

•	the date after which the warrants are separately transferable;

•	any provisions for adjustments in the exercise price or the number of securities issuable upon exercise of the warrants; and

•	any other specific terms.

We may issue the warrants under one or more warrant agreements between us and one or more warrant agents. The warrant agents will act solely as our agents in connection with the warrants and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

Rights

We may offer rights to our existing shareholders to purchase additional shares of our common stock or any series of our preferred stock. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which rights may be exercised, the manner of exercising such rights, the transferability of rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such common stock or preferred stock. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing shareholders, which will be described in the applicable prospectus supplement.

Guarantees

We, as the guarantor, will fully and unconditionally guarantee each Trust’s payment obligations under the trust capital securities issued by such Trust. In the event of a default in payment by a Trust, holders may institute legal proceedings directly against us to enforce the Trust’s obligations without first proceeding against such Trust. The guarantees will constitute unsecured obligations of us ranking junior and subordinate in right of payment to all of our outstanding senior debt and subordinated debt securities.

Trust Capital Securities

Each Trust may issue trust capital securities under an amended and restated trust agreement to be entered into by and between us and Wilmington Trust Company, as trustee. The applicable prospectus supplement will describe the terms of such trust capital securities and the offering, including designation of the securities; liquidation amount; distribution terms and conditions; whether such securities are to be issued in book-entry form; rights or obligations with respect to junior subordinated debt securities issued by us to the Trust; and other rights, limitations, and restrictions of such securities.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will so indicate. Our common stock is listed on the Nasdaq Global Select Market and trades under the symbol “CSFL.”

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table shows the ratio of earnings to fixed charges of our company, which includes our subsidiaries, on a consolidated basis. The ratio of earnings to fixed charges has been computed by dividing:

(a) income before income taxes plus fixed charges, by

(b) fixed charges.

Fixed charges represent interest expense, either including or excluding interest on deposits as set forth below, the portion of net rental expense deemed to be equivalent to interest on long-term debt, and preferred stock dividends, as adjusted to the amount of pre-tax earnings that is required to pay the dividends. Interest expense, other than on deposits, includes interest on long-term debt, federal funds purchased, securities sold under agreements to repurchase and other borrowed funds.

	Three Months Ended March 31,	Years Ended December 31,
	2009	2008	2007	2006	2005	2004
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	1.92x	2.44x	3.74x	5.25x	6.66x	10.18x
Including interest on deposits	1.14x	1.16x	1.35x	1.60x	1.85x	1.87x

CENTERSTATE BANKS, INC.

CenterState Banks, Inc., a Florida corporation, formerly known as CenterState Banks of Florida, Inc., is the bank holding company for CenterState Bank Central Florida, National Association (“Central”); CenterState Bank National Association (“CSNA”); CenterState Bank of Florida, National Association (“CSB”); and Valrico State Bank (“VSB,” together with Central, CSNA and CSB, the “Banks”). At June 30, 2009, the Banks had 38 full-service banking offices located in ten counties throughout Central Florida.

We are registered as a bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act. At March 31, 2009, we had consolidated total assets of approximately $1.8 billion, consolidated total deposits of approximately $1.3 billion, consolidated total loans of approximately $902.3 million, and consolidated total shareholders’ equity of approximately $180.8 million. In addition to our subsidiary banks, we also own 100% of the voting shares of CenterState Banks of Florida Statutory Trust I and Valrico Capital Statutory Trust I, both used to issue trust preferred securities.

We will own all the common equity in CenterState Banks Statutory Trust II and CenterState Banks Statutory Trust III.

On January 30, 2009, we purchased approximately $178 million of the deposits of Ocala National Bank (“ONB”) from the FDIC. ONB, which was closed by the FDIC on January 30, 2009, operated from four branch locations in Ocala, Florida. On February 2, 2009, all four branches opened as CSB branch offices. We subsequently purchased one of the branch office buildings and are under contract to purchase two of the remaining three office buildings, which are expected to close on July 31, 2009. The purchase price were at current market values as determined by appraisal. We entered into a short-term lease arrangement for the fourth office building and we expect to move that branch office into another building that we are in the process of purchasing. During March 2009, we also purchased approximately $18 million of loans from the FDIC, which were previously included in ONB’s loan portfolio.

The Company provides a range of consumer and commercial banking services to individuals, businesses and industries. The basic services we offer include: demand interest-bearing and noninterest-bearing accounts, money market deposit accounts, time deposits, safe deposit services, cash management, direct deposits, notary services, money orders, night depository, travelers’ checks, cashier’s checks, domestic collections, savings bonds, bank drafts, automated teller services, drive-in tellers, and banking by mail and by Internet. In addition, we make secured and unsecured commercial and real estate loans and issue stand-by letters of credit. The Company provides automated teller machine (ATM) cards, thereby permitting customers to utilize the convenience of larger ATM networks. We also offer Internet banking services to our customers. In addition to the foregoing services, our offices provide customers with extended banking hours. We do not have a trust department, however, trust services are available to customers through a business relationship with another bank. We also offer other financial products to our customers, including mutual funds, annuities and other products, through a relationship with Infinex Investment, Inc. We also have a recently established correspondent banking and bond sales division. The division is integrated with and part of our lead subsidiary bank, CSB, located in Winter Haven, Florida. We hired substantially all the employees of the Royal Bank of Canada’s (“RBC”) bond sales division who were previously employees of Alabama National Bank (“ALAB”) prior to RBC’s acquisition of ALAB. Beginning in the fourth quarter of 2008, this division began selling bonds and fixed income securities to correspondent banks, and we began accepting deposits of correspondent banks (i.e. federal funds purchased) as well as commercial checking accounts, and starting in 2009 we are beginning to offer safe-keeping services, bond accounting services, and asset/liability consulting related services.

The revenue of our company is primarily derived from interest on, and fees received in connection with, real estate and other loans, and from interest and dividends from investment securities and short-term investments. The principal sources of funds for our lending activities are customer deposits, repayment of loans, and the sale and maturity of investment securities. Our principal expenses are interest paid on deposits, and operating and general administrative expenses.

Our common stock is currently listed for trading on the Nasdaq Global Select Market under the symbol “CSFL.” Our principal executive offices are located at 42745 U.S. Highway 27, Davenport, Florida 33837, and our telephone number is (863) 419-7750. We maintain an Internet website at www.centerstatebanks.com. We are not incorporating the information on our website into this prospectus.

THE TRUSTS

Each of the Trusts is a Delaware statutory trust created by a certificate of trust that we filed with the Secretary of State of the State of Delaware with respect to such Trust. A statutory trust is a separate legal entity that can be formed for the purpose of holding property. For tax purposes, the Trusts are grantor trusts. A grantor trust is a trust that does not pay federal income tax if it is formed solely to facilitate direct investment in the assets of the trust and the trustee cannot change the investment. We created each of the Trusts for the limited purpose of:

•	issuing trust capital securities and common securities, which we refer to collectively as the “trust securities,” and which represent undivided beneficial interests in the assets of the Trust;

•

investing the gross proceeds that each trust receives from the issuance of its trust securities in our junior subordinated debt securities. The aggregate liquidation amount of the trust securities issued by each Trust will be equal to the aggregate principal amount of junior subordinated debt securities issued by us to such Trust;

•	distributing the interest received by each Trust on our junior subordinated debt securities owned by the Trust to the holders of the trust securities; and

•	carrying out such limited activities as are necessary for or incidental to issuing the trust securities and investing in our junior subordinated debt securities.

The purchasers of the trust capital securities that the Trusts may issue will collectively own all of the Trusts’ trust capital securities, and we will own all of the Trusts’ common securities. Each Trust is subject to the terms of its trust agreement that we have executed as the depositor of the Trust and which has also been executed by trustees of the Trust. At the time a Trust issues any trust capital securities, the applicable trust agreement will be amended and restated to set the terms of the trust capital securities, which we call the “amended trust agreement.” The terms of the common securities will also be contained in the amended trust agreement and the common securities generally will rank equally, and payments will be made ratably, with the trust capital securities. However, if there are certain continuing payment events of default under the junior subordinated indenture and any supplemental indenture which contain the terms of the junior subordinated debt securities, our rights as the holder of the common securities to distributions, liquidation, redemption and other payments from the Trusts will be subordinated to the rights to those payments of the holders of the trust capital securities. Each Trust will use the proceeds from the sale of the trust capital securities and the common securities to invest in junior subordinated debt securities that we will issue to such Trust. The trust capital securities will be guaranteed by us in the manner described later in this prospectus.

The junior subordinated debt securities will be the Trusts’ only assets, and the interest we pay on our junior subordinated debt securities will be the only revenue of the Trusts. Unless stated otherwise in the applicable prospectus supplement, the amended trust agreement will not permit the Trusts to acquire any assets other than the junior subordinated debt securities or to issue any securities other than the trust securities or to incur any other indebtedness. The Trusts will not carry on any active business operations.

Each Trust has a term of approximately 45 years but may be dissolved earlier under the terms of its amended trust agreement. The trustees of each Trust will conduct the business and affairs of the Trust. As holder of the common securities, we are entitled to appoint, remove, replace or increase or reduce the number of trustees. The amended trust agreements will govern the duties of the trustees. Each Trust will have a Delaware trustee, administrative trustees and a property trustee. The Delaware trustee and the property trustee will be unaffiliated with us while the administrative trustees will be employees, officers or affiliates of ours. The property trustee will be a financial institution with a minimum of combined capital and surplus of at least $50 million. The property trustee will act as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The Delaware trustee will have its principal place of business in the State of Delaware.

The property trustee and Delaware trustee of each Trust is initially Wilmington Trust Company and its address in the State of Delaware is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The principal place of business of each Trust is c/o CenterState Banks, Inc., 42745 U.S. Highway 27, Davenport, Florida 33837. The telephone number for each Trust at that address is (863) 419-7750. We or any subsequent holder of the Trusts’ common securities will pay all fees and expenses related to the Trusts and the offering of the trust capital securities and will pay all ongoing costs and expenses of the Trusts.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities that may be offered under this prospectus as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Trusts may sell securities offered under this prospectus:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the use of proceeds from the sale of the securities to us and the Trusts;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we or the Trusts use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the Nasdaq Global Select Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If we or the Trusts use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We and the Trusts are not making an offer of securities in any state that does not permit such an offer.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We and the Trusts expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us or the Trusts on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Sales of securities offered under this prospectus also may be effected by us or the Trusts from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the Nasdaq Global Select Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the Nasdaq Global Select Market, subject to notice of issuance.

Each issue of a new series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants, rights or trust capital securities will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants, rights or trust capital securities is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the prospectus supplement.

If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

DESCRIPTION OF DEBT SECURITIES

The debt securities we are offering will constitute subordinated debt securities or junior subordinated debt securities. The subordinated debt securities and the junior subordinated debt securities will be issued under two separate indentures to be entered into between us and Wilmington Trust Company, as trustee. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries of certain provisions of the indentures are not complete. You should read all of the provisions of the indentures, including the definitions of certain terms. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The provisions applicable to any particular series of debt securities will be described in the appropriate prospectus supplement. Unless otherwise indicated, parenthetical section references refer to each of the indentures.

Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.

Terms of the Securities

The securities will not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amount of other indebtedness which we may incur, or the amount of other securities that we may issue. Although the total amount of debt securities we may offer under this prospectus will be limited to $150 million in aggregate principal amount, the indentures do not limit the principal amount of any particular series of securities. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture.

Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

•	the title of the securities;

•	any limit on the aggregate principal amount of the securities;

•	the priority of payments on the securities;

•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

•	the date or dates, or the method of determining the dates, on which the securities will mature;

•	the interest rate or rates of the securities, or the method of determining those rates;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•

whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•

any terms relating to the conversion of the securities into our common stock or preferred stock, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may applicable;

•	any sinking fund or similar provisions applicable to the securities;

•	any mandatory or optional redemption provisions applicable to the securities;

•	the denomination or denominations in which securities are authorized to be issued;

•	whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

•	information with respect to book-entry procedures, if any;

•	whether any of the securities will be issued as original issue discount securities;

•	each office or agency where securities may be presented for registration of transfer, exchange or conversion;

•	the method of determining the amount of any payments on the securities which are linked to an index;

•	if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency;

•	if other than the trustee, the identity of the registrar and/or paying agent;

•	any defeasance of certain obligations by the company pertaining to the series of securities; and

•	any other specific terms of the securities.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.

Acceleration of Maturity

If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice may be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority in principal amount of the outstanding securities of that series.

You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities we are offering will be issued in denominations of $1,000 or integral multiples of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the Paying Agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.

The designated paying agent in the United States for the securities we are offering will be specified in the applicable prospectus supplement.

Global Securities

The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in the applicable prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. All Global Securities in bearer form will be deposited with a depositary outside the United States. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.

The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.

Modification and Waiver

Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the security;

•	reduce the principal amount, any rate of interest, or any additional amounts payable in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•	impair the holders’ rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

•

modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•	adversely affect any rights of conversion;

•	alter the provisions regarding subordination in any way that would be adverse to the holders;

•	reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

•	change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the indentures. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended without the consent of each affected holder.

With the trustee, we may modify and amend either indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to pledge or otherwise assign any property to the trustee for the benefit of holders;

•	to add to the events of default;

•

to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•	to establish the form or terms of securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•	to make provision for the conversion rights of the holders of the securities in certain events;

•	to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action does not adversely affect the interests of the applicable holders; or

•	to modify, eliminate or add to the provisions of either indenture to conform our or the trustee’s obligations under the applicable indenture to the Trust Indenture Act.

Calculation of Outstanding Debt Securities

To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under either indenture:

•

In the case of original issue discount securities, the principal amount that will be deemed to be outstanding as of the date of calculation will be the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of such date.

•

Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, will be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions

Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default regarding the holder’s series of securities;

•

the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the trustee has not received a direction during such 60-day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts payable in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment.

We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the Trustee

We and our subsidiaries may from time to time maintain deposit accounts and conduct various banking and other transactions with the indenture trustee, the Delaware trustee and the property trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.

Conversion Rights

The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.

Events of Default

Events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or any of the Banks.

Events of default under the junior subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us, any of the Banks or the Trusts, as applicable, nonpayment of interest upon the lapse of any deferral period permitted under the junior subordinated indenture, or upon certain events of termination of the Trust governing the related trust capital securities.

There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the subordinated indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security or junior subordinated debt security (or the trustee under the subordinated indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal of the subordinated debt securities.

Subordination

The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of the Company’s senior debt, as more fully described in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured and will be subordinate and junior in right of payment to the prior payment in full of all of the Company’s senior debt and subordinated debt, as more fully described in the applicable prospectus supplement.

If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities; and payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt and subordinated debt securities before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the junior subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•	any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•

any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•

any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF PREFERRED STOCK

The following outlines the general provisions of the shares of preferred stock, par value $0.01 per share, or “preferred stock,” that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation relating to the particular series of preferred stock, which we will file with the SEC upon the sale of any series of preferred stock.

General

Under our articles of incorporation, as amended, which we refer to as our articles of incorporation, we have authority to issue up to five million shares of preferred stock, par value $0.01 per share.

Of such number of shares of preferred stock, 27,875 shares have been designated as Series A preferred stock, all of which were issued to the United States Treasury (the “Treasury”) in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A preferred stock are validly issued, fully paid and nonassessable. As of the date of this prospectus, no other series of preferred stock has been designated or is issued or outstanding. However, the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, will rank on a parity with or junior to the Series A preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The remaining 4,972,125 unissued shares of preferred stock are typically referred to as “blank check” preferred stock. This term refers to stock for which the rights and restrictions are determined by the board of directors of a corporation. Except in limited circumstances, our articles of incorporation authorize our board of directors to issue new shares of our common stock or preferred stock without further shareholder action.

Our articles of incorporation give the board of directors authority at any time to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, option or other rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the board of directors. Such authority includes, but not limited to:

•	increasing the number of shares of any preferred series;

•	decreasing the number of shares of a preferred series, but not to a number less than the number of shares outstanding; and

•	determining the rate and manner of payment of dividends payable on shares of such series, liquidation preferences, terms of redemption, conversion ratios, if any, and preemptive rights.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any new series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock;

•

the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

The issuance of additional common stock or preferred stock may be viewed as having adverse effects upon the holders of common stock. Holders of our common stock will have no preemptive rights with respect to any newly issued stock. Our board of directors could adversely affect the voting powers of holders of our stock by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. In the event of a proposed merger, tender offer or other attempt to gain control of CenterState that the board of directors does not believe to be in the best interest of our shareholders, the board could issue additional preferred stock which could make any such takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a poison pill. Our board of directors has not approved any plan to issue preferred stock for this purpose. Our board of directors does not intend to issue any preferred stock except on terms that the board deems to be in the best interests of our company and its shareholders.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred shares called for redemption will terminate, except for the right to receive the redemption price.

The Series A preferred stock is redeemable at our option, subject to prior approval by the Federal Reserve and/or Treasury, in whole or in part, at a redemption price equal to 100% of the liquidation preference amount of $1,000 per share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date, and provided further that the Series A preferred stock may be redeemed prior to February 15, 2012 only if (i) we have raised aggregate gross proceeds in one or more Qualified Equity Offerings of at least the Minimum Amount and (ii) the aggregate redemption price of the Series A preferred stock does not exceed the aggregate net proceeds from such Qualified Equity Offerings by us and any successor. The “Minimum Amount” means $6,968,750 plus, in the event we are succeeded in a business combination by another entity which also participated in the TARP Capital Purchase Program, 25% of the aggregate liquidation preference amount of the preferred stock issued by that entity to Treasury. A “Qualified Equity Offering” is defined as the sale for cash by CenterState (or its successor) of preferred stock or common stock that qualifies as Tier 1 capital under applicable regulatory capital guidelines.

Shares of Series A preferred stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A preferred stock.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the preferred stock to be issued, unless otherwise approved by the vote or consent of the holders of at least 66 2/3% of the shares of Series A preferred stock, will rank:

•	senior to our common stock and all other equity securities designated as ranking junior to our Series A preferred stock; and

•	equally with the Series A preferred stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of CenterState.

So long as any shares of Series A preferred stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. Subject to certain limited exceptions, we and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock or parity stock or trust preferred securities unless we have paid in full all accrued dividends on the Series A preferred stock for all prior dividend periods.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A preferred stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A preferred stock) with respect to the Series A preferred stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A preferred stock from time to time out of any funds legally available for such payment, and the Series A preferred stock shall not be entitled to participate in any such dividend.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of the Series A preferred stock will be entitled to receive an amount per share, referred to as the total liquidation amount plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A preferred stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of the Series A preferred stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of the Series A preferred stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A preferred stock has been paid in full to all holders of the particular series of preferred stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A preferred stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Any new series of our preferred stock shall be either equal with or junior to the Series A preferred stock with respect to liquidation rights.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•	as otherwise required by applicable law.

However, Series A preferred stock holders have voting rights upon certain events as described below:

•

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A preferred stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series A preferred stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Global Select Market (or any other exchange on which our securities may be listed or quoted) that listed or traded companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A preferred stock and voting parity stock to vote for preferred stock directors as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of our company will be reduced by the number of preferred stock directors that the holders of Series A preferred stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A preferred stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series A preferred stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

•

Other Voting Rights. So long as any shares of Series A preferred stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our articles of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A preferred stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our articles of incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A preferred stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of our company;

•

any amendment, alteration or repeal of any provision of the certificate of designations for the Series A preferred stock so as to adversely affect the rights, preferences, privileges or voting powers of the Series A preferred stock; or

•

any consummation of a binding share exchange or reclassification involving the Series A preferred stock or of a merger or consolidation of our company with another entity, unless the shares of Series A preferred stock remain outstanding following any such transaction or, if we are not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A preferred stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A preferred stock, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A preferred stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A preferred stock and will not require the vote or consent of the holders of the Series A preferred stock.

To the extent of the voting rights of the Series A preferred stock, each holder of Series A preferred stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series A preferred stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A preferred stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A preferred stock to effect the redemption.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to, the terms and provisions of the deposit agreement(s), which we will file with the SEC in connection with an issuance of depositary shares.

Description of Depositary Shares

We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.

Withdrawal of Preferred Stock

A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Dividends and Other Distributions

Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds it received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.

Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.

Voting Rights

Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will (1)

describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder’s shares, the depositary will abstain from voting those shares.

Conversion or Exchange

The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder’s depositary receipts, provided that at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.

Charges of Depositary and Expenses

We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary’s services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder’s account.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	We and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	We and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	We and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•

We and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•

We and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we and the depositary will agree to indemnify each other under certain circumstances.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF COMMON STOCK

General

We have 40,000,000 shares of authorized common stock, $0.01 par value per share, of which 12,481,719 shares were outstanding as of June 15, 2009.

Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and the preferences of Series A preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We may pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock for the then current period and, in the case of any cumulative preferred stock, such as the Series A preferred stock, all prior periods.

Our Series A preferred stock has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as currently, or as may be, fixed by our board of directors. Our Series A preferred stock’s priority over our common stock is described under “Description of Preferred Stock—Priority of Dividends” and “Description of Preferred Stock—Liquidation Rights.”

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is currently listed for trading on the Nasdaq Global Select Market under the symbol “CSFL.” Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain prior Federal Reserve approval for, among other things, the acquisition by a bank holding company of direct or indirect ownership or control of more than 5% of the voting shares or substantially all the assets of any bank, or for a merger or consolidation of a bank holding company with another bank holding company. The Change in Bank Control Act also requires notice to the regulatory agencies when a person or a company acquires control (as defined in the Change in Bank Control Act) of us. In addition, the Florida Interstate Banking Act requires any “bank holding company,” as defined in such Act, to obtain prior approval of the Florida Office of Financial Regulation before it may (1) merge or consolidate with us; (2) assume direct or indirect ownership or control of (a) more than 25% of our voting shares, if the acquiring company was not a bank holding company prior to such acquisition; (b) more than 5% of our voting shares, if the acquiring company was a bank holding company prior to such acquisition; or (c) all or substantially all of our assets, if the acquiring company was a bank holding company prior to such acquisition; or (3) take any other action that results in the direct or indirect acquisition of control of us, if the acquiring company was a bank holding company prior to such acquisition.

Warrant to Purchase Common Stock Held by Treasury

We issued a ten-year warrant (“Warrant”) to the Treasury on November 21, 2008 in connection with our participation in the Troubled Asset Relief Program Capital Purchase Program. The Warrant is initially exercisable for 250,825 shares of our common stock at $16.67 per share. If we complete one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $27,875,000, the number of shares of common stock underlying the Warrant then held by Treasury will be reduced by 50% to 125,413 shares.

The exercise price of the Warrant and the number of shares underlying the Warrant automatically adjust upon the following events:

•	any stock split, stock dividend, subdivision, reclassification or combination of our common stock;

•

until the earlier of (i) the date on which Treasury no longer holds any portion of the Warrant and (ii) November 21, 2011, an issuance of our common stock (or securities convertible into our common stock) for consideration (or having a conversion price per share) less than 90% of then current market value, except for issuances in connection with benefit plans, business acquisitions and public or other broadly marketed offerings;

•	a pro rata repurchase by us of our common stock; or

•

a determination by our board of directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of our board of directors, to protect the purchase rights of the Warrant holders.

In addition, if we declare any dividends or distributions on our common stock other than our historical, ordinary cash dividends, dividends paid in our common stock or other dividends or distributions covered by the first bullet point above, the exercise price of the Warrant will be adjusted to reflect such distribution.

In the event of any merger, consolidation, or other business combination to which we are a party, the Warrant holder’s right to receive shares of our common stock upon exercise of the Warrant will be converted into the right to exercise the Warrant to acquire the number of shares of stock or other securities or property (including cash) which the common stock issuable upon exercise of the Warrant immediately prior to such business combination would have been entitled to receive upon consummation of the business combination. For purposes of the provision described in the preceding sentence, if the holders of our common stock have the right to elect the amount or type of consideration to be received by them in the business combination, then the consideration that the Warrant holder will be entitled to receive upon exercise will be the amount and type of consideration received by a majority of the holders of the common stock who affirmatively make an election.

Treasury may not transfer or exercise the Warrant with respect to more than one-half of the shares underlying the Warrant until the earlier of (i) the date on which we (or any successor to us by a business combination) have received aggregate gross proceeds of at least $27,875,000 from one or more Qualified Equity Offerings (including those by any successor to us by a business combination) and (ii) December 31, 2009.

The Warrant does not entitle its holder to any of the rights of a shareholder of CenterState. In addition, Treasury has agreed that it will not vote any of the shares of common stock that it acquires upon exercise of the Warrant. This restriction does not apply to any other person who acquires any portion of the Warrant, or the shares of common stock underlying the Warrant, from Treasury.

DESCRIPTION OF PURCHASE CONTRACTS

We also may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock or preferred stock at a future date or dates. The consideration per share of common stock or preferred stock may be fixed at the time that stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract, debt securities and preferred securities. These contracts, and the holders’ obligations to purchase shares of our common stock or preferred stock under the stock purchase contracts, may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with the maturity of the equity contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.

Any one or more of the above securities, common stock or the stock purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common stock or preferred stock under the stock purchase contracts.

DESCRIPTION OF UNITS

We also may offer two or more of the securities described in this prospectus in the form of a “unit”, including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares, common stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Florida.

DESCRIPTION OF RIGHTS

The following briefly summarizes the general provisions of rights to purchase additional shares of our common stock, which we may issue. The specific terms of any rights, including the period during which the rights may be exercised, the manner of exercising such rights, and the transferability of rights, will be disclosed in the applicable prospectus supplement. Although we may issue rights, in our sole discretion, we have no obligation to do so.

General

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. No fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects; our capital requirements; the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering; and general conditions in the securities markets, especially for securities of financial services companies. The subscription price may or may not reflect the actual or long-term fair value of the common or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the right’s exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be set forth in the applicable prospectus supplement. We will pay all fees charged by any subscription agent and escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable. Neither we nor the subscription agent will pay such expenses.

Expiration of Rights

The prospectus supplement will set forth the expiration date and time (“Expiration Date”) for exercising rights. If holders of subscription rights do not exercise their rights prior to such time, their rights will expire and will no longer be exercisable and will have no value.

We will extend the Expiration Date as required by applicable law and may, in our sole discretion, extend the Expiration Date. If we elect to extend the Expiration Date, we will issue a press release announcing such extension prior to the scheduled Expiration Date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the Expiration Date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares of common or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

DESCRIPTION OF TRUST CAPITAL SECURITIES

General

Each Trust will issue trust capital securities under an amended trust agreement, which we will enter into with the trustees. The amended trust agreement for each Trust is subject to and governed by the Trust Indenture Act, and Wilmington Trust Company will act as indenture, property and guarantee trustee under each amended trust agreement for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust capital securities will be those contained in the applicable amended trust agreement and those made part of the amended trust agreement by the Trust Indenture Act.

The following summary outlines the material terms and provisions of the trust capital securities that the Trusts may offer. The particular terms of any trust capital securities the Trusts offer and the extent, if any, to which these general terms and provisions may or may not apply to the trust capital securities will be described in the applicable prospectus supplement. The following is subject to and qualified in its entirety by reference to the form of amended trust agreement, the related junior subordinated indenture, as supplemented, the guarantee, and the Trust Indenture Act.

Terms

Each amended trust agreement will provide that the related Trust may issue, from time to time, only one series of trust capital securities and one series of common securities. The trust capital securities will be offered to investors and the common securities will be held by us. The terms of the trust capital securities generally will reflect the terms of the junior subordinated debt securities we will issue to the related Trust in consideration of the proceeds of the sales of the Trust’s trust securities. If we fail to make a payment on our junior subordinated debt securities, the Trust holding those securities will not have sufficient funds to make related payments, including the payment of periodic cash distributions, or “distributions,” on its trust capital securities.

You should refer to the applicable prospectus supplement relating to the trust capital securities for the specific terms of the trust capital securities offered, including, but not limited to:

•	the distinctive designation of the trust capital securities;

•	the total and per-security liquidation amount of the trust capital securities;

•

the annual distribution and periodic rates, or the method of determining the rates at which the Trust issuing the securities will pay distributions on the trust capital securities and the date or dates from which distributions will accrue;

•	whether distributions are at a fixed rate or a floating rate, and if floating, any applicable index upon which the distributions are based;

•	any provisions for changing the rate payable from fixed to floating or vice versa;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•

the right to defer distributions on the trust capital securities upon deferral of the interest payment period of the related junior subordinated debt securities, and any additional amounts, if any, that will be paid upon the deferred distributions;

•	whether the trust capital securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates;

•

the amount or amounts which will be paid out of the assets of the Trust issuing the securities to the holders of trust capital securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust issuing the securities, and whether such amounts are payable in cash or the junior subordinated debt securities issued by us to the Trust;

•	any rights or obligation of us to purchase or redeem the junior subordinated debt securities;

•	any rights or obligation of the Trust issuing the securities to purchase or redeem trust capital securities and the terms and conditions relating to any redemption obligation;

•	any voting rights of the trust capital securities;

•

any terms and conditions upon which the junior subordinated debt securities held by the Trust issuing the securities may be distributed to holders of trust capital securities in exchange for the trust capital securities;

•	any securities exchange or market on which the trust capital securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust capital securities.

We will guarantee payment of distributions on the trust capital securities to the extent described below under “Description of Guarantees.”

Certain United States federal income tax considerations applicable to any offering of trust capital securities will be described in the applicable prospectus supplement.

Distributions upon Dissolution of the Trusts

Unless otherwise specified in an applicable prospectus supplement, each amended trust agreement will state that each Trust will be dissolved:

•	on the expiration of the term of that Trust;

•	upon our bankruptcy, dissolution or liquidation;

•	upon our written direction to the property trustee to dissolve the Trust and distribute the related junior subordinated debt securities directly to the holders of the trust securities;

•	upon the redemption of all of the trust capital securities in connection with the redemption of all of the related junior subordinated debt securities; or

•	upon entry of a court order for the dissolution of the Trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after a Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the trust securities issued by that Trust will be entitled to receive:

•	the related junior subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust securities held by the holder; or

•

if any distribution of the related junior subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the trust securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

If a Trust cannot pay the full amount due on its trust securities because it has insufficient assets available for payment, then the amounts payable by that Trust on its trust securities will be paid on a pro rata basis. However, if certain payment events of default under the junior subordinated indenture have occurred and are continuing with respect to any series of related junior subordinated debt securities, the total amounts due on the trust capital securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each amended trust agreement:

•	an event of default under the junior subordinated indenture occurs with respect to any related series of junior subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if an event of default with respect to a related series of junior subordinated debt securities occurs and is continuing under the junior subordinated indenture, and the junior subordinated indenture trustee or the holders of not less than 25% in principal amount of the related junior subordinated debt securities outstanding fail to declare the principal amount of all of such junior subordinated debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding trust capital securities of the Trust holding the junior subordinated debt securities will have the right to declare such principal amount immediately due and payable by providing written notice to us, the applicable property trustee and the junior subordinated indenture trustee.

At any time after a declaration of acceleration has been made with respect to a related series of junior subordinated debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected trust capital securities may rescind any declaration of acceleration with respect to the related junior subordinated debt securities and its consequences:

•

if we deposit with the junior subordinated indenture trustee funds sufficient to pay all overdue interest on the related junior subordinated debt securities and other amounts due to the junior subordinated indenture trustee and the property trustee; and

•

if all existing events of default with respect to the related junior subordinated debt securities have been cured or waived except non-payment of principal on the related junior subordinated debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the affected trust capital securities may waive any past default under the junior subordinated indenture with respect to related junior subordinated debt securities, other than a default in the payment of principal of, premium, if any, or interest on, any related junior subordinated debt securities or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related junior subordinated debt security. In addition, the holders of at least a majority in liquidation amount of the affected trust capital securities may waive any past default under the amended trust agreement.

The property trustee shall not have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of the Trusts or power conferred on the property trustee under the amended trust agreement without the consent of the holders of a majority in liquidation amount.

A holder of trust capital securities may institute a legal proceeding directly against us without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust capital securities of the holder, if we fail to pay principal and any premium or interest on the related series of junior subordinated debt securities when payable.

We are required to furnish annually to the property trustee for each Trust officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and each Trust are not in default under the applicable amended trust agreement or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trusts

No Trust may merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “—Distributions upon Dissolution of the Trusts.” The Trusts may, with the consent of the holders of the outstanding trust capital securities (but without the consent of the other trustees of that Trust), merge with or into, amalgamate, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, trusts organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the Trust relating to its trust capital securities; or

•

substitutes for the Trust’s trust capital securities other securities having substantially the same terms as the trust capital securities, so long as the successor entity’s substituted securities have the same priority as the trust capital securities with respect to distributions, generally, including payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the Trust;

•

the successor entity’s securities are listed or traded, or any successor entity’s substituted securities will be listed upon notice of issuance, on the same national securities exchange or other market on which the trust capital securities are then listed or traded;

•

if the trust capital securities are rated by a nationally recognized statistical rating organization, or “rating organization,” the merger event does not cause the trust capital securities or any substituted successor securities to be downgraded by any such rating organization;

•

the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust capital securities or any successor entity’s substituted securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust that issued the trust capital securities;

•	prior to the merger becoming effective, we shall have provided to the property trustee an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the Trust’s trust capital securities in any material respect; and

•	following the merger, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”); and

•

we own or our permitted transferee owns all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the successor entity’s substituted securities, at least to the extent provided under the applicable trust capital securities guarantee.

In addition, unless all of the holders of the trust capital securities approve otherwise, no Trust may consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause that Trust or the successor entity to be taxable other than as a grantor trust for United States federal income tax purposes.

Voting Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of the trust capital securities will have no voting rights except as discussed below and under “—Amendment to an Amended Trust Agreement” and “Description of Guarantees—Modification of the Guarantee; Assignment” and as otherwise required by law.

If any proposed amendment to an amended trust agreement provides for, or the trustees of the Trusts otherwise propose to effect:

•

any action that would adversely affect the powers, preferences or rights of the trust capital securities in any material respect, whether by way of amendment to the amended trust agreement or otherwise; or

•	the dissolution, winding-up or termination of the Trusts other than pursuant to the terms of the amended trust agreement;

then the holders of the affected trust capital securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the trust capital securities.

Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the trust capital securities issued by the Trust, the trustees of that Trust may not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated indenture trustee for any related junior subordinated debt securities or direct the exercise of any Trust or power conferred on the property trustee with respect to the related junior subordinated debt securities;

•	waive any default that is waivable under the junior subordinated indenture with respect to any related junior subordinated debt securities;

•	cancel an acceleration of the maturity of the principal of the related junior subordinated debt securities; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or any related junior subordinated debt securities where consent is required.

However, if a consent under the junior subordinated indenture requires the consent of each affected holder of the related junior subordinated debt securities, then the property trustee must obtain the prior consent of each holder of the trust capital securities of the Trust that holds the related junior subordinated debt securities. In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

The property trustee will notify all trust capital securities holders of a Trust of any notice of default received from the junior subordinated indenture trustee with respect to the junior subordinated debt securities held by that Trust.

Any required approval of the holders of trust capital securities may be given at a meeting of the holders of the trust capital securities convened for the purpose or pursuant to written consent. The applicable property trustee will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the trust capital securities at the holder’s registered address at least 15 days and not more than 90 days before the meeting.

No vote or consent of the holders of the trust securities will be required for any Trust to redeem and cancel its trust securities in accordance with its amended trust agreement.

Notwithstanding that holders of the trust capital securities are entitled to vote or consent under any of the circumstances described above, any of the trust capital securities that are owned by us, any trustee or any affiliate of a trustee or us, will, for purposes of any vote or consent, be treated as if they were not outstanding. Trust capital securities held by us or any of our affiliates may be exchanged for related junior subordinated debt securities at the election of the holder.

Amendment to an Amended Trust Agreement

An amended trust agreement may be further amended from time to time by us and the property trustee and the administrative trustees of each Trust without the consent of the holders of the trust capital securities of that Trust to:

•

cure any ambiguity or correct or supplement any provision which may be inconsistent with any other provisions with respect to matters or questions arising under the amended trust agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of the trust capital securities in any material respect; or

•

modify, eliminate or add to any provisions to the extent necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the junior subordinated debt securities held by the Trust are treated as indebtedness for United States federal income tax purposes or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act.

Other amendments to an amended trust agreement may be made by us and the trustees of that Trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding trust capital securities of that Trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the junior subordinated debt securities held by the Trust as indebtedness for United States federal income tax purposes or affect the Trust’s exemption from registration as an investment company under the Investment Company Act.

Notwithstanding the foregoing, without the consent of each affected holder of trust securities of each Trust, an amended trust agreement may not be amended to:

•

change the amount or timing of any distribution on the trust securities of the Trusts or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of any trust securities to institute suit for the enforcement of any payment on or after the distribution date.

In addition, no amendment may be made to an amended trust agreement if the amendment would:

•	cause a Trust to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

•	cause the junior subordinated debt securities held by the Trust to not be treated as indebtedness for United States federal income tax purposes;

•	cause the Trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

•	impose any additional obligation on us without our consent.

Removal and Replacement of Trustees

The holder of the Trust’s common securities may, upon prior written notice, remove or replace any of the administrative trustees and, unless an event of default has occurred and is continuing under the junior subordinated indenture, the property trustee and the Delaware trustee of the Trust. If an event of default has occurred and is continuing under the junior subordinated indenture, only the holders of a majority in liquidation amount of the Trust’s trust capital securities may remove or replace the property trustee or the Delaware trustee. The resignation or removal of any trustee will be effective only upon the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable amended trust agreement. We may replace any administrative trustee at any time.

Merger or Consolidation of Trustees

Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable amended trust agreement; provided that the resulting entity shall be otherwise qualified and eligible under the amended trust agreement.

Information Concerning the Property and Guarantee Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee for each Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a default under an amended trust agreement, undertakes to perform only the duties as are specifically set forth in the amended trust agreement and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by an amended trust agreement at the request of any holder of the trust capital securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in an amended trust agreement or is unsure of the application of any provision of the amended trust agreement, and the matter is not one on which the holders of the trust capital securities are entitled to vote, then the property trustee will deliver a notice to us requesting written instructions as to the course of action to be taken and the property trustee will take or refrain from taking that action as instructed. If we do not provide these instructions within 10 business days, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the trust securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

Wilmington Trust Company, which is the property trustee for each Trust, also serves as the guarantee trustee under each guarantee, as described below. We and certain of our affiliates may from time to time maintain banking, trust and other relationships with Wilmington Trust Company.

Miscellaneous

The administrative trustees of each Trust are authorized and directed to conduct the affairs of and to operate each Trust in such a way so that:

•	each Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the junior subordinated debt securities held by each Trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	each Trust will not be deemed to be an investment company required to be registered under the Investment Company Act.

We and the trustees of each Trust are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or amended trust agreement, that we and the trustees determine to be necessary or desirable for the above purposes.

Registered holders of the trust capital securities have no preemptive or similar rights. The Trusts may not incur indebtedness or place a lien on any of their assets. We have agreed to pay the fees and charges of the property trustee, the guarantee trustee and the Delaware trustee.

Governing Law

Each amended trust agreement and the trust capital securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF GUARANTEES

The following describes certain general terms and provisions of the guarantees which we will execute and deliver for the benefit of the holders from time to time of trust capital securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act, and Wilmington Trust Company will act as indenture trustee under each guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each guarantee will be those contained in each guarantee and those made part of each guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of guarantee, which is an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each guarantee will be held by the guarantee trustee of each Trust for the benefit of the holders of the trust capital securities.

General

We will irrevocably and unconditionally agree to pay the following payments or distributions with respect to trust capital securities, in full, to the holders of the trust capital securities, as and when they become due regardless of any defense, right of set-off or counterclaim that the Trusts may have except for the defense of payment:

•

any accrued and unpaid distributions which are required to be paid on the trust capital securities, to the extent the Trust that issued the trust capital securities does not make such payments or distributions, but has sufficient funds available to do so;

•

the redemption price and all accrued and unpaid distributions to the date of redemption with respect to any trust capital securities called for redemption, to the extent the Trust that issued the trust capital securities does not make such payments or distributions, but has sufficient funds available to do so; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the Trust that issued the trust capital securities (other than in connection with the distribution of junior subordinated debt securities to the holders of trust capital securities or the redemption of all of the trust capital securities), the lesser of:

•

the total liquidation amount and all accrued and unpaid distributions on the trust capital securities to the date of payment, to the extent the Trust that issued the trust capital securities does not make such payments or distributions, but has sufficient funds available to do so; and

•	the amount of assets of the Trust that issued the trust capital securities remaining and available for distribution to holders of such trust capital securities in liquidation of the Trust.

Our obligations to make a payment under a guarantee may be satisfied by our direct payment of the required amounts to the holders of trust capital securities to which the guarantee relates or by causing the applicable Trust to pay the amounts to the holders of the trust capital securities.

Modification of the Guarantee; Assignment

Except with respect to any changes which do not adversely affect the rights of holders of trust capital securities in any material respect (in which case no vote will be required), each guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust capital securities to which the guarantee relates. The manner of obtaining the approval of holders of the trust capital securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding trust capital securities to which the guarantee relates.

Termination

Each guarantee will terminate when any of the following has occurred:

•	all trust capital securities to which the guarantee relates have been paid in full or redeemed in full by us, the Trust that issued the trust capital securities or both;

•	the junior subordinated debt securities held by the Trust that issued the trust capital securities have been distributed to the holders of the trust capital securities; or

•	the amounts payable in accordance with the applicable amended trust agreement upon liquidation of the Trust that issued the trust capital securities have been paid in full.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust capital securities to which the guarantee relates must restore payment of any amounts paid on the trust capital securities or under the guarantee.

Events of Default

An event of default under a guarantee will occur if we fail to perform any of our payment obligations under a guarantee or we fail to perform any other obligation under a guarantee and the failure to perform such other obligation continues for 60 days.

Each guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the trust capital securities to which the guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, any holder of trust capital securities to which the guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the guarantee, without first instituting a legal proceeding against the Trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of trust capital securities may directly institute a proceeding against us for enforcement of the guarantee for such payment.

Status of the Guarantees

Each guarantee will be our general unsecured obligation and will rank subordinate and junior in right of payment to the prior payment in full of our debt securities as described under “Description of Debt Securities – Subordination.”

The terms of the trust capital securities provide that each holder of trust capital securities by acceptance of the trust capital securities agrees to the subordination provisions and other terms of the guarantee relating to such subordination.

Information Concerning the Guarantee Trustee

Wilmington Trust Company will serve as the guarantee trustee under each guarantee. Wilmington Trust Company’s address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The guarantee trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only those duties as are specifically contained in the guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the applicable guarantee at the request of any holder of trust capital securities to which the guarantee relates, unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities which it might incur by exercising these powers; however, the guarantee trustee will not be, upon the occurrence of an event of default under the applicable guarantee, relieved from exercising the rights and powers vested in it by such guarantee.

Governing Law

Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions thereof.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES

AND THE GUARANTEES

As long as we can make payments of interest and any other payments in full when they are due on the junior subordinated debt securities held by a particular Trust, those payments will be sufficient to cover distributions and any other payments due on the trust securities issued by that Trust because:

•	the total principal amount of the junior subordinated debt securities held by the Trust will be equal to the total stated liquidation amount of all the trust securities issued by the Trust;

•

the interest rate and the interest payment dates and other payment dates on the junior subordinated debt securities held by the Trust will match the distribution rate and distribution payment dates and other payment dates for the trust securities issued by the Trust; and

•	we will pay, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of the Trust (other than obligations under the trust securities).

We guarantee payments of distributions, to the extent the Trust obligated to pay those distributions has sufficient funds available to make the payments due on the trust capital securities, to the extent described under “Description of Guarantees.” If we do not make interest payments on the junior subordinated debt securities held by the Trust, the Trust will not have sufficient funds to pay distributions on the trust capital securities issued by the Trust.

Each guarantee covers the payment of distributions and other payments on the trust capital securities issued by a Trust only if and to the extent that we have made a payment of interest or principal on the junior subordinated debt securities held by the Trust as its sole asset. However, we believe that the guarantees, when taken together with our obligations under the junior subordinated debt securities and the junior subordinated indenture and our obligations under the amended trust agreements, including our obligations to pay the costs, expenses, debts and liabilities of the Trusts, provide a full and unconditional guarantee of payment on the trust capital securities issued by the Trusts.

A holder of trust capital securities may sue us to enforce its rights under the guarantee which relates to the holder’s trust capital securities without first suing the guarantee trustee, the Trust or any other person or entity.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS

General. The Florida Business Corporation Act, as amended, or the Florida Act, contains provisions designed to enhance the ability of the board of directors to respond to attempts to acquire control of our company. These provisions may discourage takeover attempts which have not been approved by the board of directors. This could include takeover attempts that some of our shareholders deem to be in their best interest. These provisions may adversely affect the price that a potential purchaser would be willing to pay for our common stock. These provisions may deprive you of the opportunity to obtain a takeover premium for your shares. These provisions could make the removal of our incumbent management more difficult. These provisions may enable a minority of our directors and the holders of a minority of our outstanding voting stock to prevent, discourage or make more difficult a merger, tender offer or proxy contest, even though the transaction may be favorable to the interests of shareholders. These provisions could also potentially adversely affect the market price of the common stock.

Authorized but Unissued Stock. Under the Florida Act and our articles of incorporation, the authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of stock may enable our board of directors to issue shares of stock to persons friendly to existing management. This may have the effect of discouraging attempts to obtain control of our company.

Control Share Acquisitions. We are subject to the Florida control share acquisitions statute. This statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors, except to the extent approved by a majority vote of the public corporation’s disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are:

•	acquisitions of shares possessing one-fifth or more but less than one-third of all voting power;

•	acquisitions of shares possessing one-third or more but less than a majority of all voting power; and

•	acquisitions of shares possessing a majority of all voting power.

Under certain circumstances, the statute permits the acquiring person to call a special shareholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption under certain circumstances of control shares with no voting rights.

Transactions with Interested Shareholders. We are subject to the Florida affiliated transactions statute which generally requires approval by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested shareholder for any Affiliated Transaction, which is defined to include, among others, the following transactions:

•	any merger or consolidation of our company or a subsidiary with an interested shareholder or an associate or affiliate of an interested shareholder;

•

any sale, exchange, mortgage, pledge, transfer or other disposition of assets of our company to an interested shareholder or an associate or affiliate of an interested shareholder having an aggregate market value of 5% or more of the outstanding shares of our company, having an aggregate value of 5% or more of the assets, on a consolidated basis, of our company, or representing 5% or more of the earning power or net income of our company; and

•

the issuance or transfer to the interested shareholder or an associate or affiliate of the interested shareholder, by us, of our shares or our subsidiaries’ shares which have an aggregate market value equal to 5% or more of the aggregate market value of all our outstanding shares.

These provisions could prohibit or delay the accomplishment of mergers or other takeovers or changes in control. Accordingly, these provisions may discourage attempts to acquire our company.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities will be passed upon for us by Jones Day, counsel to the Company. Certain legal matters with respect to Florida law will be passed upon for us by Smith Mackinnon, PA, special counsel to the Company. Richards, Layton & Finger, P.A, special Delaware counsel for the Trusts, will pass on certain legal matters for the Trusts. Any underwriters will be represented by their own legal counsel.

EXPERTS

The audited consolidated financial statements of CenterState and its subsidiaries appearing in CenterState’s Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of CenterState’s internal control over financial reporting as of December 31, 2008 have been audited by Crowe Howath LLP independent registered public accountants, as set forth in their reports thereon, including therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Registration Statement filing fees		$8,370
Listing fees and expenses		*
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Trustees’, Registrar and Transfer Agents’, and Depositaries’ fees and expenses		*
Attorneys’ fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers

Section 607.0850 of the Florida Act grants a corporation the power to indemnify its directors, officers, employees, and agents by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding (other than an action by, or in the right of, the corporation). In general, if an individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the action was unlawful, then the corporation has the power to indemnify said individual who was or is a party to any proceeding against liability expenses, including counsel fees, incurred in connection with such proceeding, including any appeal thereof.

In the case of proceedings by or in the right of the corporation, the Florida Act permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

The term “proceeding” includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Any indemnification in connection with the foregoing, unless pursuant to a determination by a court, shall be made by the corporation upon a determination that indemnification is proper in the circumstances because the individual has met the applicable standard of conduct. The determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding; (ii) if the quorum is not obtainable, by majority vote of a committee duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the board of directors (excluding the directors who are parties to the proceeding) or such committee, and if a quorum cannot be obtained and a committee cannot be designated, by majority vote of the full board of directors (including the directors who are parties to the proceeding); or (iv) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, then the directors or the committee shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Section 607.0850 of the Florida Act and our bylaws, as amended (the “Bylaws”), also provide that the indemnification and advancement of expenses provided pursuant to that Section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses may not be made if a judgment or other final adjudication established that the individual’s actions, or omissions to act, were material to the cause of action so adjudicated and constitute (i) a violation of the criminal law (unless the individual had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful); (ii) a transaction from which the individual derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Act are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor in a proceeding by or in the right of a shareholder. Indemnification and advancement of expenses shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person, unless otherwise provided when authorized or ratified.

Section 607.0850 of the Florida Act and our Bylaws further provide that notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that (i) the individual is entitled to mandatory indemnification (in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses); (ii) the individual is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power; or (iii) the individual is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether the person met the standard of conduct set forth in Section 607.0850 of the Florida Act or the Bylaws.

Article VI of our Bylaws provides for indemnification of our officers and directors and advancement of expenses similar to the provisions in the Florida Act. In general, indemnification is granted to each person who is or was a director, officer or employee of the Company and each person who is or was serving at the request of the Company as a director, officer or employee of another corporation to the full extent authorized by law as summarized above. Article VI of the Company’s Bylaws also sets forth certain conditions in connection with any advancement of expenses and provision by the Company of any other indemnification rights and remedies.

The Florida Act authorizes corporations to purchase insurance on behalf of any person against liability asserted whether or not the corporation would have the power to indemnify such person under the Bylaws. Pursuant to such authority, the Company has purchased directors and officers liability insurance although there is no assurance that the Company will maintain such insurance or, if so, the amount of insurance that it will so maintain.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by the Florida Act to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to the Florida Act, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Item 16.	Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement for Debt Securities.**

1.2	Form of Underwriting Agreement for Preferred Stock or Depositary Shares.**

1.3	Form of Underwriting Agreement for Common Stock.**

1.4	Form of Underwriting Agreement for Purchase Contracts.**

1.5	Form of Underwriting Agreement for Units.**

1.6	Form of Standby Underwriting Agreement for Rights.**

1.7	Form of Underwriting Agreement for Trust Capital Securities.**

4.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4, File No. 333-95087, dated January 20, 2000 (the “Initial Registration Statement”)).

4.2	Bylaws (Incorporated by reference to Exhibit 3.2 to the Initial Registration Statement).

4.3	Articles of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 99.1 to the Company’s Form 8-K dated April 25, 2006).

4.4	Articles of Amendment to the Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated November 21, 2008).

4.5	Amendment to Bylaws (Incorporated by reference to the Company’s Form 10-K for its year ended December 31, 2007).

4.6	Form of Articles of Amendment Establishing a Series of Preferred Stock.**

4.7	Form of Subordinated Indenture.

4.8	Form of Subordinated Debt Security (included in Exhibit 4.7).

4.9	Form of Junior Subordinated Indenture.

4.10	Form of Junior Subordinated Debt Security (included in Exhibit 4.9).

4.11	Certificate of Trust of CenterState Banks Statutory Trust II.

4.12	Certificate of Trust of CenterState Banks Statutory Trust III.

4.13	Trust Agreement of CenterState Banks Statutory Trust II.

4.14	Trust Agreement of CenterState Banks Statutory Trust III.

4.15	Form of Amended and Restated Trust Agreement for each of the Trusts.

4.16	Form of Trust Capital Security for each of the Trusts (included in Exhibit 4.15).

4.17	Form of Guarantee Agreement with respect to each of the Trusts.

4.18	Form of Collateral Agreement.**

4.19	Form of Warrant.**

4.20	Form of Rights Agreement.**

4.21	Form of Deposit Agreement for Depositary Preferred Stock.

4.22	Form of Depositary Receipt (included in Exhibit 4.21).

5.1	Opinion of Smith Mackinnon, PA as to the validity of the subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares, common stock, purchase contracts, units, warrants, rights and guarantees of CenterState Banks, Inc.**

5.2	Opinion of Richards, Layton & Finger, P.A. as to the validity of the Trust Capital Securities of CenterState Banks Statutory Trust II and CenterState Banks Statutory Trust III.

8.1	Opinion of Jones Day as to certain U.S. federal income tax matters.**

12.1	Statement Regarding Computation of Ratios of Earnings to Combined Fixed Charges and Preference Dividends for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 and the three month period ended March 31, 2009.

23.1	Consent of Crowe Howath LLP.

23.2	Consent of Smith Mackinnon, PA (included in Exhibit 5.1).**

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

23.4	Consent of Jones Day (included in Exhibit 8.1).**

24.1	Powers of Attorney (included on the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Subordinated Indenture.

25.2	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as trustee under the Junior Subordinated Indenture.

25.3	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as property trustee with respect to the Amended and Restated Trust Agreement of CenterState Banks Statutory Trust II.

25.4	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as property trustee with respect to the Amended and Restated Trust Agreement of CenterState Banks Statutory Trust III.

25.5	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Trust Capital Securities of CenterState Banks Statutory Trust II.

25.6	Form T-1 Statement of Eligibility of Wilmington Trust Company to act as guarantee trustee under the Guarantee Agreement for the benefit of holders of Trust Capital Securities of CenterState Banks Statutory Trust III.

**	To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, CenterState Banks, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Davenport, State of Florida, on July 1, 2009.

CENTERSTATE BANKS, INC.

By:	/s/ Ernest S. Pinner
Name:	Ernest S. Pinner
Title:	Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernest S. Pinner and James J. Antal his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 1, 2009.

Signature	Capacity

/s/ Ernest S. Pinner Ernest S. Pinner	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ James J. Antal James J. Antal	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ James H. Bingham James H. Bingham	Director

/s/ G. Robert Blanchard, Jr. G. Robert Blanchard, Jr.	Director

/s/ C. Dennis Carlton C. Dennis Carlton	Director

/s/ Frank M. Foster, Jr. Frank M. Foster, Jr.	Director

/s/ Gail E. Gregg-Strimenos Gail E. Gregg-Strimenos	Director

/s/ Bryan W. Judge Bryan W. Judge	Director

/s/ Samuel L. Lupfer, IV Samuel L. Lupfer, IV	Director

/s/ Lawrence W. Maxwell Lawrence W. Maxwell	Director

/s/ Rulon D. Munns Rulon D. Munns	Director

/s/ G. Tierso Nunez II G. Tierso Nunez II	Director

/s/ Thomas E. Oakley Thomas E. Oakley	Director

/s/ J. Thomas Rocker J. Thomas Rocker	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, CenterState Banks Statutory Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Davenport, State of Florida, on July 1, 2009.

CENTERSTATE BANKS STATUTORY TRUST II

By: CenterState Banks, Inc., as Depositor

By:	/s/ Ernest S. Pinner
Name:	Ernest S. Pinner
Title:	Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, CenterState Banks Statutory Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of Davenport, State of Florida, on July 1, 2009.

CENTERSTATE BANKS STATUTORY TRUST III

By: CenterState Banks, Inc., as Depositor

By:	/s/ Ernest S. Pinner
Name:	Ernest S. Pinner
Title:	Chairman of the Board, President and Chief Executive Officer